(SEE REVERSE SIDE FOR LEGEND)

NUMBER

W

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M. NEW YORK CITY TIME, SEPTEMBER 24, 2011)
OR EARLIER UPON REDEMPTION

WARRANTS

SEANERGY MARITIME HOLDINGS CORP.

CUSIP Y73760 11 1

WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of

a Warrant or Warrants expiring at 5:00 p.m., New York City time on September 24, 2011 or earlier upon redemption (the "Warrant") to purchase one fully paid and non-assessable share of Common Stock, par value $.0001 per share ("Shares"), of SEANERGY MARITIME HOLDINGS CORP., a Marshall Islands corporation (the "Company"), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) Seanergy Maritime Corp.'s completion of a business combination with a target business or (ii) September 24, 2008, such number of Shares of the Company at the price of $6.50 per share (the "Warrant Price"), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of Continental Stock Transfer & Trust Company (the "Warrant Agent"), 17 Battery Place, New York, New York 10004 (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between Seanergy Maritime Corp. and the Warrant Agent (the "Warrant Agreement"). The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised. A holder may exercise the warrants only if a current registration statement under the Securities Act of 1933 relating to its shares of common stock underlying the warrants is then effective. Although the Company has undertaken and intends to use its best efforts to guarantee an effective registration statement, there is no guarantee the holder will be able to exercise the warrant, in which case the warrant may expire worthless.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days' notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $14.25 per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price.

All the covenants and provisions of this Warrant by or for the benefit of the Company or the holder hereof shall bind and inure to the benefit of their respective successors and assigns.

DATED:

[signature]

CHIEF EXECUTIVE OFFICER

SEANERGY MARITIME HOLDINGS CORP. CORPORATE SEAL 2008 MARSHALL ISLANDS

[signature]

SECRETARY

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, N.J.)
AS WARRANT AGENT

BY:

AUTHORIZED SIGNATURE

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

____

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____

____

____

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

____

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: ____________________

____

(SIGNATURE)

____

(ADDRESS)

____

____

(TAX IDENTIFICATION NUMBER)

IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1. THE EXERCISE OF THIS WARRANT WAS SOLICITED BY MAXIM GROUP LLC. ☐

2. THE EXERCISE OF THIS WARRANT WAS SOLICITED BY ______________________________. ☐

3. IF THE EXERCISE OF THIS WARRANT WAS NOT SOLICITED, PLEASE CHECK THE FOLLOWING BOX. ☐

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ______________________ hereby sell, assign and transfer unto

____

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____

____

____

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

__________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint ______________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________________

____

(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.